                                                                   Exhibit 23.1

                              [KPMG LLP Letterhead]



                                Auditors' Consent



     The Board of Directors
     Payless Cashways, Inc.:


     We consent to incorporation by reference in the registration statement (No. 333-70557) on Form S-8 of Payless Cashways, Inc. of our report, dated January 15, 1999, relating to the balance sheets of Payless Cashways, Inc. as of November 28, 1998 and November 29, 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended November 28, 1998, and the related schedule, which report appears in the November 28, 1998 annual report on Form 10-K of Payless Cashways, Inc. Our report refers to the application of fresh start reporting as of November 29, 1997. In addition, our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", in fiscal 1996.



                                                            /s/ KPMG LLP



     Kansas City, Missouri
     February 25, 1999